Obagi Medical Products First Quarter 2012 Sales Rose 16% to a Record $30.8 Million; Highest Sales Quarter in Company History

LONG BEACH, Calif.—May 3, 2012 -- Obagi Medical Products, Inc. (Nasdaq:OMPI), a leader in topical aesthetic and therapeutic skin health systems, today reported that net sales for the first quarter ended March 31, 2012 rose 16% to a record $30.8 million from $26.5 million a year ago.

Net income for the first quarter ended March 31, 2012 totaled $3.0 million, or $0.16 per share on a fully diluted basis.  For the comparable quarter last year, Obagi reported a net loss of $2.4 million, or $0.13 per share.

First quarter 2012 gross margin was 79.7% compared with 79.4% a year ago.

Operating expenses for the first quarter of 2012 totaled $19.6 million compared to $24.9 million in the same period last year.

Expenses during the three months ended March 31, 2012 included approximately $1.5 million (or an impact of $0.05 on earnings per dilutive share) of pre-tax investment expenses for the development of a broad-based e-Commerce/online pharmacy and fulfillment platform and other related growth initiatives that were previously announced.  The comparable quarter last year included pre-tax litigation and settlement costs of approximately $7.2 million (or an impact of $0.23 on earnings per dilutive share).  All of these costs were reflected in operating expenses.

Al Hummel, the Company’s President and CEO stated, “I am pleased with this quarter’s performance, and I was especially happy to see our growth spread across all products and geographies.  Beyond the financial performance achieved during the quarter, we also made great progress toward implementation of our plans to establish a web-based marketing and fulfillment operation and to create a nationwide online pharmacy to support it.  We are confident that these programs and our other strategic initiatives will continue to drive strong revenue growth over the intermediate and long terms.

“While our new strategic initiatives are vital to the Company’s future, we remain dedicated to maintaining our category leadership through investment in research and development and quality assurance.  High performance in these important areas is required if we are to meet our goals of creating an even stronger brand and generating significantly greater growth,” said Mr. Hummel.

Other recent events:
•	Resolved certain regulatory issues related to Hydroquinone within Texas and resumed selling Rx drugs within that state.

•
Presented three posters at the American Academy of Dermatology meeting in April that studied the use of the Nu-Derm System with tretinoin, in the treatment of melasma and hyperpigmentation in patients with Fitzpatrick skin types III – VI (darker skin).  Each study evaluated the efficacy and tolerability of the treatment on the skin as well as its effects on the patients' emotional wellbeing.  All three studies reported considerable improvements in melasma and skin discoloration, in addition to high levels of patient satisfaction.

•
Introduced ELASTIderm Eye Complete Complex Serum in late January, as previously announced.  The product is formulated with a proprietary bi-mineral complex and malonic acid, which in combination, has shown to improve the appearance of fine lines and wrinkles around the eye.

Company Reiterates 2012 Guidance; Provides Second Quarter 2012 Guidance
Today, management reiterated its previous financial guidance for 2012 of net sales between $119.0 million and $124.0 million and earnings per share $0.58 to $0.62 per diluted share.   This guidance continues to include plans for investments associated with establishing Obagi’s e-Commerce channel - a nationwide online pharmacy and fulfillment operation and other related growth initiatives of approximately $11.0 million, of which $3.0 million will be capitalized.  The $8.0 million that will be expensed during the year will reduce earnings per diluted share by approximately $0.29 to $0.31 and is reflected in the above guidance.

For the second quarter of 2012, Obagi estimates sales in the range of $29.0 million to $30.0 million and earnings on a GAAP basis, including the effect of e-Commerce and other investments, of between $0.13 and $0.14 per fully diluted share.

This guidance also assumes diluted shares of 18.8 million and an effective tax rate of 37.5%.

Conference Call Information
The Company will host an investor call today at 1:30 pm PDT/4:30 pm EDT today.  Investors interested in participating in the live call can dial 877-407-9039 from the U.S. International callers can dial 201-689-8470.  A telephone replay will be available approximately two hours after the call concludes through Thursday, May 17, by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and entering replay pin #392581.  A webcast will be available on the Investor Relations section of the Company's web site at www.obagi.com and will be archived for replay for 30 days.

About Obagi Medical Products, Inc.
Obagi Medical Products is a specialty pharmaceutical company that develops, markets and sells, and is a leading provider of, proprietary topical aesthetic and therapeutic prescription-strength skin care systems in the physician-dispensed market.  Using its Penetrating Therapeutics™ technologies, Obagi Medical's products are designed to improve penetration of agents across the skin barrier for common and visible skin conditions in adult skin including premature aging, photodamage, hyperpigmentation (irregular or patchy discoloration of the skin), acne, sun damage, rosacea, and soft tissue deficits, such as fine lines and wrinkles.  Obagi Medical's portfolio, which includes cosmetic, over-the-counter and prescription products, including 4% hydroquinone, is sold and promoted only through physician offices and requires education by a physician on proper use.  The history of Obagi's skin care product introductions is as follows: Obagi Nu-Derm®, Obagi-C® Rx (a prescription-strength vitamin C and hydroquinone system), Obagi® Professional-C (a line of highly stable vitamin C serums), Obagi Condition &Enhance® for use with cosmetic procedures to enhance patient outcomes and satisfaction, Obagi ELASTIderm® Eye Treatment and Obagi CLENZIderm® M.D. acne therapeutic systems, a formulation of Obagi CLENZIderm M.D. Systems for normal to dry skin, and Obagi ELASTIderm Décolletage System, Obagi Rosaclear® System, Obagi ELASTILash® Eyelash Solution, Obagi Blue Peel RADIANCE®, and Nu-Derm® Sun Shield SPF 50. Visit http://www.obagi.com for information.

Forward Looking Statements
There are forward-looking statements contained in this press release and the related investor conference call that can be identified by the use of forward-looking terminology such as the words "believes," "expects," "may," "will," "should," "potential," "anticipates," "plans," or "intends" and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to the current condition of, and potential further deterioration in, the global economy, intense competition Obagi’s products face and will face in the future, the level of market acceptance of Obagi’s products, the Company’s ability to successfully implement its new e-Commerce/online pharmacy and fulfillment strategy, the possibility that Obagi’s products could be rendered obsolete by technological or medical advances, the fact that the Company’s ability to commercially distribute its products may be significantly harmed if any state or the federal regulatory environment governing those products changes, the possibility that the Company may become involved in intellectual property claims and litigation that could adversely affect the profitability of or the Company’s ability to sell its products or on Obagi’s results of operations, the possibility that the Company’s products may cause undesirable side effects, and whether the Company effects the repurchase of any shares.  A more detailed discussion of these and other factors that could affect results is contained in Obagi’s filings with the U.S. Securities and Exchange Commission.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  No assurance can be given that the future results covered by the forward-looking statements will be achieved.  The forward-looking statements in this release and the related investor conference call speak only as of the date they are made and Obagi Medical Products does not intend to update this information.

Penetrating Therapeutics is a trademark, and Obagi, the Obagi logo, Blue Peel RADIANCE, Condition & Enhance, ELASTIderm, ELASTILash, Nu-Derm, Obagi-C, Obagi CLENZIderm and Rosaclear are registered trademarks, of Obagi Medical Products, Inc. and/or its affiliates in the United States and certain other countries.

Contact:
Preston Romm
CFO, EVP of Finance, Operations and Administration
562-628-1007

Ina McGuinness
McGuinness Consulting
805-427.1372

Obagi Medical Products, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	March 31,	December 31,
	2012	2011
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$38,261	$35,049
Accounts receivable, net	20,917	20,985
Inventories, net	5,460	4,389
Prepaid expenses and other current assets	5,516	6,048
Total current assets	70,154	66,471
Property and equipment, net	3,681	2,841
Goodwill	4,629	4,629
Intangible assets, net	3,463	3,538
Other assets	188	172
Total assets	$82,115	$77,651
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,019	$7,216
Current portion of long-term debt	11	9
Accrued liabilities	7,059	7,065
Total current liabilities	15,089	14,290
Long-term debt	17	13
Other long-term liabilities	2,443	2,476
Total liabilities	17,549	16,779
Commitments and contingencies
Stockholders' equity
Common stock, $.001 par value; 100,000,000 shares authorized,
23,116,188 and 23,066,707 shares issued and 18,732,202
and 18,682,721 shares outstanding at March 31, 2012
and December 31, 2011, respectively	23	23
Additional paid-in capital	64,491	63,796
Accumulated earnings	40,400	37,401
Treasury stock, at cost; 4,367,941 shares at March 31, 2012
and December 31, 2011	(40,348)	(40,348)
Total stockholders' equity	64,566	60,872
Total liabilities and stockholders' equity	$82,115	$77,651

Obagi Medical Products, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2012	2011
	(unaudited)

Net sales	$30,753	$26,513
Cost of sales	6,234	5,462
Gross profit	24,519	21,051
Selling, general and administrative expenses	18,985	24,484
Research and development expenses	599	425
Income (loss) from operations	4,935	(3,858)
Interest income	18	2
Interest expense	(22)	(64)
Income (loss) before provision (benefit) for income taxes	4,931	(3,920)
Provision (benefit) for income taxes	1,932	(1,479)
Net income (loss) and comprehensive income (loss)	$2,999	$(2,441)

Net income (loss) attributable to common shares
Basic	$0.16	$(0.13)
Diluted	$0.16	$(0.13)

Weighted average common shares outstanding
Basic	18,695,516	18,503,977
Diluted	18,768,659	18,503,977

Segment Information:

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Net sales by segment
Physician-dispensed	$29,896	$24,938
Licensing	857	1,575
Net sales	$30,753	$26,513

Gross profit by segment
Physician-dispensed	$23,664	$19,481
Licensing	855	1,570
Gross profit	$24,519	$21,051

Geographic information
United States	$25,617	$21,666
International	5,136	4,847
Net sales	$30,753	$26,513

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Net sales by product line
Physician-dispensed
Nu-Derm	$15,594	$13,174
Vitamin C	4,361	3,565
Elasticity	4,278	3,060
Therapeutic	1,877	1,274
Other	3,786	3,865
Total	29,896	24,938
Licensing	857	1,575
Total net sales	$30,753	$26,513